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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 22, 2008, relating to the financial statements and financial highlights which appear in the July 31, 2008 Annual Report to Shareholders of the iShares MSCI EAFE Index Fund, iShares S&P North American Technology Sector Index Fund (formerly iShares S&P GSTI(TM) Technology Index Fund), iShares S&P North American Technology-Multimedia Networking Index Fund (formerly iShares S&P GSTI(TM) Networking Index Fund), iShares S&P North American Technology-Semiconductors Index Fund (formerly iShares S&P GSTI(TM) Semiconductor Index Fund), iShares S&P North American Technology-Software Index Fund (formerly iShares S&P GSTI(TM) Software Index
Fund), iShares S&P North American Natural Resources Sector Index Fund (formerly iShares GSSI(TM) Natural Resources Index Fund), iShares NYSE Composite Index Fund, iShares NYSE 100 Index Fund, iShares FTSE Developed Small Cap ex-North America Index Fund, iShares FTSE/Xinhua China 25 Index Fund, iShares FTSE China (HK Listed) Index Fund, iShares MSCI ACWI Index Fund, iShares MSCI ACWI ex US Index Fund, iShares MSCI EAFE Growth Index Fund, iShares MSCI EAFE Value Index Fund, iShares MSCI EAFE Small Cap Index Fund and iShares MSCI Kokusai Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 19, 2008